UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311-6104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 17, 2009, Image Entertainment, Inc. (the “Company”) terminated the Agreement and Plan of Merger, dated November 20, 2008, as amended on February 27, 2009, March 24, 2009, April 8, 2009, and April 14, 2009, with Nyx Acquisitions, Inc. (“Nyx”) and the Conceived Group, Inc., a wholly-owned subsidiary of Nyx (as amended, the “Merger Agreement”). Under the terms of the Merger Agreement, Nyx had agreed to acquire 100% of the outstanding common stock of the Company for $2.75 per share in cash.

Pursuant to the Merger Agreement, Nyx had the option to extend the scheduled closing date of the merger from April 6, 2009 to April 20, 2009 if Nyx, among other things, paid an additional amount of $1.0 million in immediately available funds into an account designated by the Company for receipt of such funds by 12:00 p.m. local time on April 17, 2009. Nyx failed to deliver the $1.0 million payment, and therefore was in breach of its obligation to consummate the merger no later than the scheduled closing date of April 6, 2009. In accordance with its rights under the Merger Agreement, the Company therefore terminated the Merger Agreement, effective as of 12:01 p.m. Pacific Daylight Time on April 17, 2009.

The notice of termination sent by the Company to Nyx on April 17, 2009 is filed as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Exhibits.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of a press release issued by the Company on April 18, 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Notice of termination of the Agreement and Plan of Merger, dated as of November 20, 2008, as amended on February 27, 2009, March 24, 2009, April 8, 2009, and April 14, 2009, sent by the Company on April 17, 2009.
99.2	Press release, dated April 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: April 23, 2009

By: /s/ MICHAEL B. BAYER
Name     Michael B. Bayer
Title:      Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of termination of the Agreement and Plan of Merger, dated as of November 20, 2008, as amended on February 27, 2009, March 24, 2009, April 8, 2009, and April 14, 2009, sent by the Company on April 17, 2009.
99.2	Press release, dated April 18, 2009.